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Exhibit 23.1

Consent of Independent Public Accountants

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 11, 2001 included in The Titan Corporation's Form 10-K, filed on April 1, 2002 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

San Diego, California
April 4, 2002

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Consent of Independent Public Accountants